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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 10, 2003
(Date of earliest event reported)

E-CENTIVES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31559 (Commission File Number)	52-1988332 (IRS Employer Identification No.)
6901 Rockledge Drive, 6th Floor, Bethesda, Maryland (Address of principal executive offices)		20817 (Zip Code)

(240) 333-6100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Required FD Disclosure

        On November 27, 2002, E-centives, Inc., a Delaware corporation (the "Company") filed a current report on Form 8-K which reported under Item 5 that the Company was planning to issue 6,000,000 warrants (the "Warrants") to four investors as consideration for a US$20 million financing commitment. As stated in such Form 8-K, the exercise period for the Warrants was to commence on November 26, 2003 and end on November 26, 2008, at 5:00 p.m. Eastern time.

        On January 6, 2003, the Company issued the Warrants to each of the four investors. Subsequent to this issuance, the Company and each of the four investors agreed, respectively, to modify the exercise period for the Warrants. The exercise period for the Warrants will now commence three (3) months from January 6, 2003 and end on April 7, 2008 at 5:00 P.M. Eastern time. The Company and each of the four investors will enter into an amendment to the Warrant to reflect this new exercise period. Accordingly, the Company is filing this amendment to the Form 8-K that it initially filed on November 27, 2002. The Company has included as an exhibit hereto a form of the amendment to the Warrant.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

  99.1
  Form of amendment to Warrant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

E-CENTIVES, INC.
By:	/s/ DAVID A. SAMUELS David A. Samuels Chief Financial Officer

Date: January 14, 2003

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  Item 5. Other Events and Required FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE